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                                Exhibit No. 11.1



                        Statement of Computation of Net
                         Investment Income Per Limited
                                Partnership Unit




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                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.


                        STATEMENT OF COMPUTATION OF NET
                         INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT


                                                                 For the Three Months                  For the Six Months
                                                                     Ended June 30,                       Ended June 30,
                                                            ------------------------------      ------------------------------
                                                                1997              1996              1997              1996
                                                            ------------      ------------      ------------      ------------
Net Investment Income                                       $    160,119      $    276,026      $    309,657      $    517,987

Percentage Allocable to Limited Partners                              99%               99%               99%               99%
                                                            ------------      ------------      ------------      ------------

Net Investment Income Allocable
   to Limited Partners                                      $    158,518      $    273,266      $    306,560      $    512,807
                                                            ============      ============      ============      ============

Weighted Average Number of Limited
   Partnership Units Outstanding                               1,104,881         1,196,564         1,104,881         1,196,564
                                                            ============      ============      ============      ============

Net Investment Income Per Limited
   Partnership Unit                                         $        .14      $        .23      $        .28      $        .43
                                                            ============      ============      ============      ============